Exhibit 3.1

Certificate of Incorporation	Certificat de constitution
Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

DeepGreenX Group Inc.

Corporate name / Dénomination sociale

1694758-1

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation, the articles of incorporation of which are attached, is incorporated under the Canada Business Corporations Act.	JE CERTIFIE que la société susmentionnée, dont les statuts constitutifs sont joints, est constituée en vertu de la Loi canadienne sur les sociétés par actions.

/s/ Hantz Prosper
Hantz Prosper
Director / Directeur

2025-04-28
Date of Incorporation (YYYY-MM-DD)
Date de constitution (AAAA-MM-JJ)

Form 1	Formulaire 1
Articles of Incorporation	Statuts constitutifs
Canada Business Corporations	Loi canadienne sur les sociétés
Act (s. 6)	par actions (art. 6)

1	Corporate name
Dénomination sociale
DeepGreenX Group Inc.
2	The province or territory in Canada where the registered office is situated
La province ou le territoire au Canada où est situé le siège social
ON
3	The classes and any maximum number of shares that the corporation is authorized to issue
Catégories et le nombre maximal d’actions que la société est autorisée à émettre
The corporation is authorized to issue an unlimited number of common shares.
4	Restrictions on share transfers
Restrictions sur le transfert des actions
None
5	Minimum and maximum number of directors
Nombre minimal et maximal d’administrateurs
Min. 1 Max. 10
6	Restrictions on the business the corporation may carry on
Limites imposées à l’activité commerciale de la société
None
7	Other Provisions
Autres dispositions
None
8	Incorporator’s Declaration: I hereby certify that I am authorized to sign and submit this form.
Déclaration des fondateurs : J’atteste que je suis autorisé à signer et à soumettre le présent formulaire.

Name(s) - Nom(s)	Original Signed by - Original signé par

Robert Griffitts	/s/ Robert Griffitts
Robert Griffitts

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Form 2	Formulaire 2
Initial Registered Office Address	Siège social initial et premier
and First Board of Directors	conseil d’administration
Canada Business Corporations Act	Loi canadienne sur les sociétés par
(CBCA) (s. 19 and 106)	actions (LCSA) (art. 19 et 106)

1	Corporate name
Dénomination sociale
DeepGreenX Group Inc.

2	Address of registered office
Adresse du siège social
3230 Yonge St
#4168
Toronto ON M4N 3P6

3	Additional address
Autre adresse

4	Members of the board of directors
Membres du conseil d’administration

Resident Canadian
Résident Canadien
Chad Agostini	7181 Woodbine Ave, Suite 238, Markham ON	Yes / Oui
L3R 1A3, Canada

5	Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.
Déclaration : J’atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire.

Original signed by / Original signé par

/s/ Robert Griffitts
Robert Griffitts
9175760744

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d’une amende maximale de 5 000 $ et d’un emprisonnement maximal de six mois, ou l’une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the Privacy Act allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la Loi sur les renseignements personnels permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.